UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 26, 2007

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (415) 946-8828

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 25, 2007, the Board of Directors of IA Global, Inc. (the “Company”) resolved that the fiscal year of the Company beginning on January 1, 2007 shall end on December 31, 2007, and from that date forward, the fiscal year of the Company shall be the period beginning on April 1 of each year and ending on March 31 of the following year. The Company will file a Form 10-K for the calendar year ending December 31, 2007. Following the filing of the Form 10-K, the Company intends to file a transition report on Form 10-Q to reflect the three month transition period of January 1, 2008 through March 31, 2008.

A copy of the press release announcing the fiscal year change is filed as Exhibit 99.1 and incorporated herein by reference.

Section 8 - Other Events

Item 8.01 Other Events.

On July 26, 2007, IA Global, Inc. issued a press release announcing the change in year-end and increased revenue guidance of $47-55 million for Global Hotline for the twelve months ended March 31, 2008.

A copy of this press release is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired – None.

(b)	Pro Forma financial information – None.

(c)	Shell company transactions – None.

(d)	Exhibits –

Exhibit No.	Description

99.1	Press release dated July 26, 2007, which announced the change in year-end and increased revenue guidance of $47-$55 million for Global Hotline for the twelve months ended March 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: July 26, 2007

By:	/s/ Mark Scott

Mark Scott

Chief Operating and Financial Officer